UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

FLAMEL TECHNOLOGIES S.A.

(Exact name of registrant as specified in its charter)

Republic of France (State or Other Jurisdiction of Incorporation)	000-28508 (Commission File Number)	98-0639540 (I.R.S. Employer Identification No.)

Parc Club du Moulin à Vent 33, avenue du Docteur Georges Levy 69200 Vénissieux France (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: 011 +33 472 78 34 34

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2016, Flamel Technologies S.A. (the “Company”) and Avadel Pharmaceuticals Limited (“Avadel”) entered into a revised common draft terms of cross-border merger (the “Updated Merger Agreement”) with respect to the proposed merger of Avadel and the Company. Avadel is an Irish corporation and a direct, wholly-owned subsidiary of the Company. An original form of merger agreement with respect to the proposed merger was entered into by the Company and Avadel on May 27, 2016. The Updated Merger Agreement, which replaces the May 27, 2016 form of the agreement, does not change any of the material terms and conditions of the proposed merger, but rather clarifies certain accounting matters referenced in Clause 6.5 and in Clause 17.1 thereof.

The Updated Merger Agreement provides, among other things, that upon the terms and subject to the conditions set forth therein, the Company will merge with and into Avadel, with Avadel as the surviving entity (the “Merger”). The Merger will result in the reincorporation of the Company from France to Ireland (the “Reincorporation”). If the Merger is consummated, the Company’s shareholders will receive, on a one-for-one basis, ordinary shares of Avadel for ordinary shares of the Company. Avadel will be re-registered as an Irish public limited company, or plc, and at the time of the Merger and thereafter would be known as Avadel Pharmaceuticals plc. Assuming the other conditions to the Merger are satisfied, the Company expects to complete the Merger on or about December 31, 2016.

The foregoing summary of the Updated Merger Agreement is qualified in its entirety by reference to the full text of the Updated Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Common Draft Terms of Cross-Border Merger by and between Flamel Technologies S.A. and Avadel Pharmaceuticals Limited, dated June 29, 2016.

Important Additional Information Regarding the Reincorporation and Where to Find it.

In connection with the Reincorporation, the Company anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REINCORPORATION, THE PARTIES TO THE REINCORPORATION AND THE RISKS ASSOCIATED WITH THE REINCORPORATION. Such Proxy Statement, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov or at the Company’s website at http://flamel.com. Securityholders and other interested parties will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents (when available) by directing a request by mail to Flamel Technologies S.A., c/o Éclat Pharmaceuticals, 702 Spirit 40 Park Drive, Suite 108, Saint Louis, Missouri 63005, Attention: Phillandas T. Thompson, Senior Vice President, General Counsel and Corporate Secretary. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

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Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016 and the amendment thereto on Form 10-K/A filed on April 29, 2016. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement when it is filed.

Non-Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995; in particular, with respect to the Reincorporation. All statements herein that are not clearly historical in nature are forward-looking, and the words “intend,” “anticipate,” “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” “may,” and the negative of these and similar expressions generally identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond the Company’s control and could cause actual results to differ materially from the results contemplated in such forward-looking statements. These risks, uncertainties and contingencies include the risk that we may not obtain shareholder approval for the Reincorporation, the risk that we may decide to abandon the proposed Reincorporation in the event new facts and circumstances change our belief as to the anticipated benefits thereof, or other applicable risks that may be set forth in the Proxy Statement. The Company undertakes no obligation to update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAMEL TECHNOLOGIES S.A.

	By:	/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: July 1, 2016

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Common Draft Terms of Cross-Border Merger by and between Flamel Technologies S.A. and Avadel Pharmaceuticals Limited, dated June 29, 2016.

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